UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	July 13, 2007

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

560 Lexington Avenue, 5th Floor, New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On July 13, 2007, the Compensation Committee of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved an amendment to the Company’s Stock Option Agreement that is applicable to both existing grants of stock options to Jon F. Chait, the Company’s Chairman of the Board and Chief Executive Officer, and future grants of stock options to Mr. Chait. The amendment provides that Mr. Chait may transfer stock options to his immediate family members, trusts established for the benefit of such immediate family members, partnerships in which such immediate family members are the only partners or a former spouse as required by a domestic relations order incident to a divorce. Prior to the amendment, such transfers of stock options were not permitted.

        A form of the Company’s Stock Option Award Agreement, as amended, applicable to Mr. Chait is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

        In connection with his divorce settlement, Mr. Chait expects to transfer approximately 103,457 shares of common stock of the Company and 220,936 options to purchase shares of stock of the Company to his former spouse in connection with their divorce. After the date of transfer, Mr. Chait disclaims all beneficial ownership in such shares and options.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Hudson Highland Group, Inc. Stock Option Agreement applicable to Jon F. Chait.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: July 13, 2007	By: \s\ Mary Jane Raymond
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Form of Hudson Highland Group, Inc. Stock Option Agreement applicable to Jon F. Chait.